UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

JAB ACQUISITION CORP I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43341	41-2462795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 899-4470

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one redeemable warrant and one right	ATLQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ATLQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ATLQW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fourth (1/4) of one Class A ordinary share	ATLQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2026, JAB Acquisition Corp I (the “Company”) entered into a Consulting Services Agreement (the “Consulting Agreement”) with JAB Acquisition Sponsor I, LLC, the Company’s sponsor (the “Sponsor”), with retrospective effect as of June 1, 2026.

The Company pays the Sponsor $14,000 a month for Joshua Jagid, the Company’s Chairman, to serve as its Chief Executive Officer, for Jack Bressman to serve as its Chief Financial Officer, and for both to identify, evaluate, negotiate, finance and complete the Company’s initial business combination. They receive no other cash compensation as officers under the Consulting Agreement, but may receive consideration, directly or indirectly under the Administrative Services Agreement dated June 9, 2026 between the Company and the Sponsor (the “Administrative Services Agreement”) as described below.

The Consulting Agreement fee is paid from funds held outside the trust account for each month from June 2026 through the month in which the Company completes its initial business combination. At the Sponsor’s direction, $8,000 goes to Mr. Jagid and $6,000 to Mr. Bressman. The $70,000 already paid to them covers June through October 2026. The Company also reimburses the Sponsor or Messrs. Jagid and Bressman for documented out-of-pocket expenses incurred on its behalf.

The Consulting Agreement fee is separate from the $10,000 monthly fee for office space and administrative support under the Administrative Services Agreement. The Sponsor waived the $50,000 owed under that agreement for June through October 2026, none of which had been paid. Payments under that agreement resume, at the Sponsor’s discretion, on November 10, 2026.

The Consulting Agreement ends when the Company completes its initial business combination or liquidates. Either party may terminate it earlier for an uncured material breach, and the Company may terminate it if both Messrs. Jagid and Bressman stop serving as officers. The Sponsor waived any claim against the trust account under the agreement.

The Company’s audit committee approved the Consulting Agreement, including the prior payments and the waiver, as a related-party transaction, and the board of directors approved it on the audit committee’s recommendation.

This summary is qualified in its entirety by the Consulting Agreement, which is filed as Exhibit 10.1 and incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Consulting Services Agreement, dated as of October 27, 2026, by and between JAB Acquisition Corp I and JAB Acquisition Sponsor I, LLC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Management contract or compensatory plan or arrangement.

*	Portions of this exhibit (Schedule B) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the omitted information is not material and is the type of information that the Company customarily and actually treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2026	JAB ACQUISITION CORP I

	By:	/s/ Joshua Jagid
	Name:	Joshua Jagid
	Title:	Chairman and Chief Executive Officer

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